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                                                                   EXHIBIT 10.15

                        AMENDMENT NO. 2 TO LOAN AGREEMENT


         THIS AMENDMENT, dated as of January 11, 2000, by and between Saturn Electronics Texas, L.L.C., a Texas limited liability company, of Auburn Hills, Michigan ("Company"), and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan ("Bank").


                              W I T N E S S E T H:

         WHEREAS, said parties desire to amend that certain Loan Agreement dated April 16, 1998 as amended by Amendment No. 1 dated as of June 10, 1999 (the "Agreement"), entered into by and between Company and Bank to increase the credit provided to Company under the Agreement.

         NOW, THEREFORE, it is agreed as follows:

         1. Section 1.1 of the Agreement is amended by deleting the figure Five Million Dollars ($5,000,000) where it appears therein and replacing it with the figure Fifteen Million Dollars ($15,000,000).

         2. The first sentence of Section 1.2 of the Agreement is amended by deleting the date June 1, 2000 where it appears therein and replacing it with the date January 1, 2001.

         3. Section 1.4 of the Agreement is amended by deleting the figure Five Million Dollars ($5,000,000) where it appears therein and replacing it with the figure Fifteen Million Dollars ($15,000,000).

This Amendment shall be effective as of the date hereof and upon delivery by Company to Bank of a replacement Revolving Credit Note in the principal amount of $15,000,000. Except as modified hereby, all of the terms and conditions of the Agreement and the Note shall remain in full force and effect. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Organization or Membership Regulations, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of the Company set forth in Sections 3.1 through 3.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.


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     This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

     WITNESS the due execution hereof as of the day and year first above written.

BANK:                                         COMPANY:

COMERICA BANK                                 SATURN ELECTRONICS TEXAS, L.L.C.



By:            [SIG]                          By:  /s/ Donald J. Cowie
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                                                       Donald J. Cowie

Its: Assistant Vice-President                 Its:     Treasurer
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